Exhibit 99.1

FOR IMMEDIATE RELEASE

May 6, 2011

Interline Brands Announces First Quarter 2011 Sales and Earnings Results

Jacksonville, Fla. — May 6, 2011 - Interline Brands, Inc. (NYSE: IBI) (“Interline” or the “Company”), a leading distributor and direct marketer of maintenance, repair and operations products (“MRO”), reported sales and earnings for the fiscal quarter ended April 1, 2011.

“Our first quarter results reflect broad-based improvement, and we are encouraged to report organic growth in all of our end-markets.  As the market environment continues to improve, we are focused on the execution of key initiatives that will enable us to generate long-term shareholder value,” commented Michael Grebe, Chairman and CEO.

First Quarter 2011 Performance

Sales for the quarter ended April 1, 2011 were $297.4 million, a 21.3% increase compared to sales of $245.2 million in the comparable 2010 period.  Interline’s facilities maintenance end-market, which comprised 75% of sales, increased 26.4% during the first quarter.  The professional contractor end-market, which comprised 14% of sales, increased 9.1% for the quarter.  The specialty distributor end-market, which comprised 11% of sales, increased 6.3% for the quarter.  Not including the acquisitions of CleanSource and Northern Colorado Paper and taking into account an additional shipping day in the first quarter of 2011, average organic daily sales increased 4.3% for the quarter.

“Overall trends remain positive in our end-markets, and we have witnessed a meaningful change in the confidence levels of our customers.  We continue to leverage our recent acquisitions in the jan-san space to drive cross-selling opportunities and expand into underpenetrated geographies,” said Mr. Grebe.

Gross profit increased $15.8 million, or 16.6%, to $110.9 million for the first quarter of 2011, compared to $95.1 million for the first quarter of 2010.  As a percentage of net sales, gross profit decreased 150 basis points to 37.3% compared to 38.8% for the first quarter of 2010.

“The transformation of our distribution network is progressing on plan as we implement our larger regional replenishment centers,” commented Kenneth D. Sweder, Interline’s President and Chief Operating Officer.  “With these centers, we have achieved some of the highest customer fill rates in our history as a company, and we expect to see continued improvements to our inventory management as the year progresses.”

Selling, general and administrative (“SG&A”) expenses for the first quarter of 2011 increased $10.9 million, or 14.1%, to $88.1 million from $77.2 million for the first quarter of 2010.  As a percentage of net sales, SG&A expenses were 29.6% compared to 31.5% for the first quarter of 2010.

First quarter 2011 operating income of $17.1 million, or 5.8% of sales, increased 29.9% compared to $13.2 million, or 5.4% of sales, in the first quarter of 2010.

Earnings per diluted share for the first quarter of 2011 were $0.20, an increase of 18% compared to earnings per diluted share of $0.17 for the first quarter of 2010.  Earnings per diluted share for the first quarters of 2011 and 2010 include a $0.01 per diluted share charge associated with ongoing improvements to our distribution network.  Earnings per diluted share for the first quarter of 2010 also included a $0.02 per diluted share charge associated with previously announced changes in the Company’s executive management.

First quarter 2011 free cash flow was $8.1 million compared to $12.3 million in the first quarter of 2010. Cash flow from operating activities for the first quarter of 2011 was $13.5 million compared to $16.1 million for the first quarter of 2010.

Business Outlook

Mr. Grebe stated, “Looking ahead, we recognize that our end-markets are still in the early stage of a recovery.  Though we have not yet hit our full stride, we are encouraged by the progress within our business to become more efficient as we grow.  We remain confident in our direction and our ability to execute against our initiatives to strengthen Interline’s position as a premier, broad-line MRO distributor.”

Conference Call

Interline will host a conference call on May 6, 2011 at 9:00 a.m. Eastern Standard Time.  Interested parties may listen to the call toll free by dialing 1-800-427-0638 or 1-706-634-1170.  A digital recording will be available for replay two hours after the completion of the conference call by calling 1-800-642-1687 or 1-706-645-9291 and referencing Conference I.D. Number 62624663.  This recording will expire on May 20, 2011.

About Interline

Interline Brands, Inc. is a leading distributor and direct marketer with headquarters in Jacksonville, Florida.  Interline provides maintenance, repair and operations products to a diversified customer base of facilities maintenance professionals, professional contractors, and specialty distributors primarily throughout North America, Central America and the Caribbean.  For more information, visit the Company’s website at http://www.interlinebrands.com.

Recent releases and other news, reports and information about the Company can be found on the “Investor Relations” page of the Company’s website at http://ir.interlinebrands.com/.

Non-GAAP Financial Information

This press release contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“US GAAP”).  Interline’s management uses non-US GAAP measures in its analysis of the Company’s performance.  Investors are encouraged to review the reconciliation of non-US GAAP financial measures to the comparable US GAAP results available in the accompanying tables.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

The statements contained in this release which are not historical facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in, or implied by, forward-looking statements.  The Company has tried, whenever possible, to identify these forward-looking statements by using words such as “projects,” “anticipates,” “believes,”

“estimates,” “expects,” “plans,” “intends,” and similar expressions.  Similarly, statements herein that describe the Company’s business strategy, outlook, objectives, plans, intentions or goals are also forward-looking statements.  The risks and uncertainties involving forward-looking statements include, for example, economic slowdowns, general market conditions, credit market contractions, consumer spending and debt levels, adverse changes in trends in the home improvement and remodeling and home building markets, the failure to realize expected benefits from acquisitions, material facilities systems disruptions and shutdowns, the failure to locate, acquire and integrate acquisition candidates, commodity price risk, foreign currency exchange risk, interest rate risk, the dependence on key employees and other risks described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010.  These statements reflect the Company’s current beliefs and are based upon information currently available to it.  Be advised that developments subsequent to this release are likely to cause these statements to become outdated with the passage of time.  The Company does not currently intend, however, to update the information provided today prior to its next earnings release.

CONTACT: Lev Cela

PHONE: 904-421-1441

INTERLINE BRANDS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

AS OF APRIL 1, 2011 AND DECEMBER 31, 2010

(in thousands, except share and per share data)

	April 1,	December 31,
	2011	2010
ASSETS
Current Assets:
Cash and cash equivalents	$74,307	$86,981
Investments	—	100
Accounts receivable - trade (net of allowance for doubtful accounts of $9,189 and $9,088)	132,383	122,619
Inventory	209,567	203,269
Prepaid income taxes	1,000	2,086
Prepaid expenses and other current assets	17,857	28,816
Deferred income taxes	17,599	17,381
Total current assets	452,713	461,252

Property and equipment, net	56,380	54,546
Goodwill	344,017	341,168
Other intangible assets, net	140,247	141,562
Other assets	9,444	9,081
Total assets	$1,002,801	$1,007,609

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$94,553	$96,878
Accrued expenses and other current liabilities	39,329	45,181
Accrued interest	8,042	2,852
Income tax payable	734	819
Current portion of long-term debt	—	13,358
Current portion of capital leases	607	607
Total current liabilities	143,265	159,695

Long-Term Liabilities:
Deferred income taxes	46,583	44,045
Long-term debt, net of current portion	300,000	300,000
Capital leases, net of current portion	719	906
Other liabilities	7,188	6,731
Total liabilities	497,755	511,377
Commitments and contingencies
Senior preferred stock; $0.01 par value, 20,000,000 shares authorized; no shares outstanding as of April 1, 2011 and December 31, 2010	—	—

Shareholders’ Equity:
Common stock; $0.01 par value, 100,000,000 authorized; 33,525,463 issued and 33,356,761 outstanding as of April 1, 2011 and 33,336,373 issued and 33,214,073 outstanding as of December 31, 2010	335	333
Additional paid-in capital	595,758	593,031
Accumulated deficit	(89,941)	(96,824)
Accumulated other comprehensive income	2,097	1,865
Treasury stock, at cost, 168,702 shares as of April 1, 2011 and 122,300 as of December 31, 2010	(3,203)	(2,173)
Total shareholders’ equity	505,046	496,232
Total liabilities and shareholders’ equity	$1,002,801	$1,007,609

INTERLINE BRANDS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF EARNINGS

THREE MONTHS ENDED APRIL 1, 2011 AND MARCH 26, 2010

(in thousands, except share and per share data)

	Three Months Ended
	April 1,	March 26,
	2011	2010

Net sales	$297,417	$245,218
Cost of sales	186,476	150,071
Gross profit	110,941	95,147

Operating Expenses:
Selling, general and administrative expenses	88,087	77,229
Depreciation and amortization	5,752	4,751
Total operating expense	93,839	81,980
Operating income	17,102	13,167

Interest expense	(6,096)	(4,353)
Interest and other income	407	424
Income before income taxes	11,413	9,238
Provision for income taxes	4,530	3,668
Net income	$6,883	$5,570

Earnings Per Share:
Basic	$0.21	$0.17
Diluted	$0.20	$0.17

Weighted-Average Shares Outstanding:
Basic	33,356,472	32,674,154
Diluted	34,158,121	33,370,605

INTERLINE BRANDS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

THREE MONTHS ENDED APRIL 1, 2011 AND MARCH 26, 2010

(in thousands)

	Three Months Ended
	April 1,	March 26,
	2011	2010
Cash Flows from Operating Activities:
Net income	$6,883	$5,570
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	5,752	4,903
Amortization of debt issuance costs	337	255
Amortization of discount on 8 1/8% senior subordinated notes	—	37
Share-based compensation	1,265	774
Excess tax benefits from share-based compensation	(853)	(515)
Deferred income taxes	2,229	124
Provision for doubtful accounts	1,094	1,456
Loss on disposal of property and equipment	63	17

Changes in assets and liabilities which provided (used) cash:
Accounts receivable - trade	(6,851)	(981)
Inventory	(1,446)	(3,311)
Prepaid expenses and other current assets	10,966	182
Other assets	(281)	249
Accounts payable	(4,854)	3,337
Accrued expenses and other current liabilities	(8,192)	329
Accrued interest	5,188	3,049
Income taxes	1,863	603
Other liabilities	335	(12)
Net cash provided by operating activities	13,498	16,066
Cash Flows from Investing Activities:
Purchase of property and equipment, net	(5,427)	(3,733)
Purchase of short-term investments	—	(1,342)
Proceeds from sales and maturities of short-term investments	100	1,379
Purchase of businesses, net of cash acquired	(9,496)	—
Net cash used in investing activities	(14,823)	(3,696)
Cash Flows from Financing Activities:
Increase (decrease) in purchase card payable, net	1,707	(1,025)
Repayment of term debt	—	(90)
Repayment of 8 1/8% senior subordinated notes	(13,358)	—
Payment of debt issuance costs	(34)	—
Payments on capital lease obligations	(188)	(64)
Proceeds from stock options exercised	611	5,200
Excess tax benefits from share-based compensation	853	515
Treasury stock acquired to satisfy minimum statutory tax withholding requirements	(1,030)	(36)
Net cash (used in) provided by financing activities	(11,439)	4,500
Effect of exchange rate changes on cash and cash equivalents	90	60
Net (decrease) increase in cash and cash equivalents	(12,674)	16,930
Cash and cash equivalents at beginning of period	86,981	99,223
Cash and cash equivalents at end of period	$74,307	$116,153

Supplemental Disclosure of Cash Flow Information:
Cash paid during the period for:
Interest	$252	$945
Income taxes, net of refunds	$630	$3,072

Schedule of Non-Cash Investing Activities:
Property acquired through lease incentives	$475	$610
Contingent consideration associated with purchase of business	$250	$—

INTERLINE BRANDS, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP INFORMATION

THREE MONTHS ENDED APRIL 1, 2011 AND MARCH 26, 2010

(in thousands, except per share data)

Free Cash Flow

	Three Months Ended
	April 1,	March 26,
	2011	2010

Net cash from operating activities	$13,498	$16,066
Less capital expenditures	(5,427)	(3,733)
Free cash flow	$8,071	$12,333

We define free cash flow as net cash provided by operating activities, as defined under US GAAP, less capital expenditures. We believe that free cash flow is an important measure of our liquidity and therefore our ability to reduce debt and make strategic investments after considering the capital expenditures necessary to operate the business. We use free cash flow in the evaluation of the Company’s business performance. A limitation of this measure, however, is that it does not reflect payments made in connection with investments and acquisitions, which reduce liquidity. To compensate for this limitation, management evaluates its investments and acquisitions through other return on capital measures.

Daily Sales Calculations

	Three Months Ended
	April 1,	March 26,
	2011	2010	% Variance

Net sales	$297,417	$245,218	21.3%
Less acquisitions:	(37,606)	—
Organic sales	$259,811	$245,218	6.0%

Daily sales:
Shipping days	65	64
Average daily sales (1)	$4,576	$3,832	19.4%
Average organic daily sales (2)	$3,997	$3,832	4.3%

(1) Average daily sales are defined as sales for a period of time divided by the number of shipping days in that period of time.

(2) Average organic daily sales are defined as sales for a period of time divided by the number of shipping days in that period of time excluding any sales from acquisitions made subsequent to the beginning of the prior year period.

Average organic daily sales is presented herein because we believe it to be relevant and useful information to our investors since it is used by management to evaluate the operating performance of our business, as adjusted to exclude the impact of acquisitions, and compare our organic operating performance with that of our competitors. However, average organic daily sales is not a measure of financial performance under US GAAP and it should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with US GAAP, such as net sales. Management utilizes average organic daily sales as an operating performance measure in conjunction with US GAAP measures such as net sales.

Adjusted EBITDA

	Three Months Ended
	April 1,	March 26,
	2011	2010
Adjusted EBITDA:
Net income (GAAP)	$6,883	$5,570
Interest expense	6,096	4,353
Interest income	(6)	(32)
Income tax provision	4,530	3,668
Depreciation and amortization	5,752	4,903
Adjusted EBITDA	$23,255	$18,462
Adjusted EBITDA margin	7.8%	7.5%

Adjusted EBITDA differs from Consolidated EBITDA per our credit facility agreement for purposes of determining our net leverage ratio. We define Adjusted EBITDA as net income plus interest expense (income), net, (gain) loss on extinguishment of debt, net, income taxes and depreciation and amortization. Adjusted EBITDA is presented herein because we believe it to be relevant and useful information to our investors since it is consistently used by our management to evaluate the operating performance of our business and to compare our operating performance with that of our competitors. Management also uses Adjusted EBITDA for planning purposes, including the preparation of annual operating budgets, and to determine appropriate levels of operating and capital investments. Adjusted EBITDA excludes certain items, which we believe are not indicative of our core operating results. We therefore utilize Adjusted EBITDA as a useful alternative to net income as an indicator of our operating performance compared to the Company’s plan. However, Adjusted EBITDA is not a measure of financial performance under US GAAP. Accordingly, Adjusted EBITDA should not be used in isolation or as a substitute for other measures of financial performance reported in accordance with US GAAP, such as gross margin, operating income, net income, cash flows from operating, investing and financing activities or other income or cash flow statement data prepared in accordance with US GAAP. While we believe that some of the items excluded from Adjusted EBITDA are not indicative of our core operating results, these items do impact our income statement, and management therefore utilizes Adjusted EBITDA as an operating performance measure in conjunction with US GAAP measures, such as gross margin, operating income, net income, cash flows from operating, investing and financing activities or other income or cash flow statement data prepared in accordance with US GAAP. We define Adjusted EBITDA margin as Adjusted EBITDA divided by net sales.